Servcorp Virtual Office Service Agreement

This Service Agreement is made between the Servcorp entity that has executed the Master Lease with the building of the first Required Location noted below ("Servcorp") and the Member noted below.
Please select the package(s) required by ticking the appropriate box

☐ The Premium Virtual Office Package -		per month	☐	The Membership -	per month
☑ The Virtual Office Package -	US299	per month	☐	Servcorp Forever -	per month
☐ Address Package -		per month	☐	The Global Virtual Office -	per month
☐ Communications Package -		per month	☐	Meetings Package -	per month

Client details

Name of Member JUNCONG KINGRICH LEE

Signature

I hereby agree to comply with the terms and conditions as set out on the following page.

Billing Address 11757 Katy Freeway, Suite 1300-A

City Houston State Texas Postcode 77079 Country USA

Telephone Fax Mobile +1 (281)6688 266

Company details

Company Name Luckwel Pharmaceuticals Inc.

Business Registration No.

Company Street Address 11757 Katy Freeway, Suite 1300-A

City Houston State Texas Postcode 77079 Country USA

Telephone Fax Mobile +1 (281)6688 266

Website www.luckwel.com Email klee@luckwel.com

Commercial reference (Lawyer, Accountant or Professional Contact)

Name Telephone

Commencement date 16 Jun 2018

Required Location(s)

Location Suite 1400, Boston, MA 02110, USA

Location

Method of payment

Monthly charges: Payment for service charges and/or rent is to be made by credit card deduction. I provide the particulars listed below by way of authorization of such deductions, including the signature of the person authorized to use such credit, the authority of whom is hereby warranted by myself.

Credit Card ☐ American Express ☑ MasterCard ☐ VISA

Name of Cardholder [redacted] Card Number [redacted]

Expiry Date [redacted] ID (AMEX) Card Verification Number [redacted]

Please enter the unique security code (Verification Number) on your card for the following cards:
VISA/MasterCard/Diners Club: last three digit code on the back of the card. AMEX: four digit code on the front of the card.

☑ I agree to the Terms & Conditions as set out on the following page.

Cardholder Signature Servcorp Representative Tracie Choi (Two IFC, HK)

Preliminary Invoice

Membership Rental (first month) US299 Setup Fee US10

Security Deposit Waived if paid by credit card Tax

Total Initial Payment US~~299~~ 309 Ongoing Membership Rental US299

Notes

To activate your membership, send your signed Agreement by email to virtual@servcorp.com.
To complete your Virtual Office Service Agreement, acceptable identification documentation is required.

SERVCORP

TERMS & CONDITIONS

RENT: The rent shall be paid monthly in advance on the First day of each month. In respect of any broken period a pro-rata adjustment shall be made. A setup fee will be applicable to all new packages, upgrades, and suspended accounts re-activating, per location. The introductory offer as published on the website, or any other offer is valid only for new members to Servcorp.
CREDIT CARD BILLING & SECURITY DEPOSIT: Credit card billing is a requirement of membership. If a credit card is used, the Member irrevocably authorizes Servcorp to deduct all amounts charged to the Member by Servcorp on such credit card at any time during any billing period. Payment for services and/or charges by credit card will attract an administration fee of 3% of the amount owed. Servcorp reserves the right to require a security deposit and agrees to notify Member in advance. Should a security deposit be required, refund of security deposit shall be made to the Member 90 days after the termination of the Agreement. The security deposit shall not be deemed as advance payment however Servcorp is entitled to deduct from the security deposit any monies owed to Servcorp for services provided. Such deduction shall not be deemed to waive any breach by the Member of this Agreement. If the Member fails to demand the refund of the security deposit within 365 days after the date of termination of this Agreement, the security deposit shall be deemed forfeited to Servcorp absolutely.
RETURNS & REFUNDS: Servcorp will only provide a refund in the event of an incorrect amount being charged to a Member. Servcorp Members must give one month written notice to terminate their Virtual Office contract. No refund or return will be allowed for any time period that is shorter than this.
DELIVERY INSTRUCTIONS: Servcorp aims to have all Virtual Offices set up within the Member's required time frames. This means if a Member has a specific start-up date, Servcorp will have their Virtual Office ready and operational the day before this date.
SECURITY OF CARDHOLDERS DETAILS: Servcorp secures the Member's private information including credit card information with full 128-bit SSL browser encryption using a VeriSign SSL Certificate. All credit card information and payment retrieval is fully secure at all times. Information exchanged with any address beginning with https is encrypted using SSL before transmission. Servcorp requires two forms of acceptable identification documentation ("the Documentation") of the primary contact, the cardholder, under the company account within 24 hours of joining online to complete the Agreement. Servcorp reserves the right to terminate this Agreement should proof of identity not be received.
TERMINATION: Contracts are on a month to month basis. One month's written notification is required by either party to pause/downgrade or terminate this Agreement. Receipt of termination notification and the termination date will be confirmed in writing by Servcorp. Only once this confirmation has taken place will outstanding rental be confirmed. Upon receipt of notice to downgrade or terminate the Virtual Office service, an administration/disconnection fee of $75 will be applied to the Member's account. The termination fee does not apply to The Membership Package. Servcorp reserves the right to terminate this agreement immediately in the event that its team members are being harassed by the Member or persons attempting to contact the Member. Should Servcorp have reason to suspect immoral, unethical, illegal or fraudulent business practice it reserves the right to immediately terminate this agreement and all services being provided.
COSTS: The Member will be responsible for Servcorp's reasonable costs (including reasonable attorneys' fees) in recovering any monies owed under this Service Agreement.
SERVICES: All services are to be paid seven days after date of invoice. The services provided by Servcorp may vary at Servcorp's absolute discretion during the term of membership and shall be provided during our normal business hours. Services include, but are not limited to telephone call charges, excessive incoming call charges, secretarial services, photocopying and printing, facsimile charges, postage and courier services, sundries including stationery, conference rooms/private offices rental, refreshments, email and Internet. The Member acknowledges that Servcorp owns all telephone numbers and I.P. addresses allocated for use by the Member. Servcorp retains the right to not accept any excessively large, unreasonable or unlawful packages. All service prices are available via Servcorp Online®. During the term of membership, should the level of service not meet the Member's expectations, please contact our Head Office at customerservice@servcorp.net and we will respond within two working days.
INCLUSIONS: Each Global Virtual Office Package Member receives four days per calendar month (non-cumulative and only in daily blocks) complimentary access to a private office in all cities. Each Premium Virtual Office Package Member receives four days per calendar month (non-cumulative and only in daily blocks) complimentary access to a private office in the city where the Member holds a membership. Each Premium Virtual Office Package Member and Virtual Office Package Member receive three days per calendar month (non-cumulative and only in daily blocks) complimentary access to a private office in cities where the Member does not hold a membership. Each Virtual Office Package Member receives 16 hours per month, bookable in 4 hour increments, complimentary access to a private office or boardroom at the location where Member holds a membership; should Member hold a membership in New York, member receives 4 hours per month, bookable in 2 hour increments, complimentary access to a private office (non-cumulative, USA locations only). All bookings are subject to availability and consecutive days are generally not available. Members with multiple packages will be capped at four days complimentary private office use in cities where the Member holds a membership and three days complimentary private office use where the Member does not hold a membership. Office access (referred to as "Day Suite" access) can be booked via Servcorp Online® and the Meetings App. A secretarial booking fee applies for any resource when bookings are made via a team member. Should an office not be available for the time required; the Member should contact the Servcorp team to confirm if an additional office can be made available. Where availability is possible, the team will setup an office for the Member. This office will be equipped with broadband internet and Cisco IP phone connections (call charges & internet charges do apply for usage). A fee will apply for this additional setup. Secure Wi-Fi access is complimentary in private offices/day suites and coworking spaces.
CANCELLATION POLICY: Cancellation of resources and facilities within 24 hours incurs 100% hire charge and cancellation within 48 hours incurs a 50% hire charge. Complimentary resources and facilities booked in advance which are not utilized will have usage deducted from complimentary time included in standard membership and a penalty fee may be charged at Servcorp's discretion. In the event that a particular facility that has been booked by the Member becomes unavailable, Servcorp reserves the right to provide the Member with at least 24 hours' notice to move the existing booking to a room type of equal or greater value.
COWORKING SPACE ACCESS: Members can utilize complimentary coworking space at any Servcorp location worldwide. Access to the Coworking Space is available during standard business hours. The Global Virtual Office Package members receive 5 hours complimentary access per day, The Premium Virtual Office Package and The Virtual Office Package members receive 3 hours complimentary access per day and Address Package members receive 1 hour complimentary access per day, all non-cumulative and subject to availability. The Membership includes 2 vouchers per month which equals one day per month hot desk space, non-cumulative. Additional hours are available on a pay-as-used basis.
INCREASES: The Member shall pay during the term of this agreement all charges for services rendered at the rates stipulated and documented by Servcorp at its absolute discretion. The Member agrees that Servcorp reserves the right to change, or vary the charges for such services upon giving one month written notice of such change, and such new charges shall apply from the date of expiration of notice. Monthly membership fee shall automatically increase by 10% at each anniversary of the commencement date.
SERVCORP COMMUNITY: Members are provided access to the Servcorp Community (www.servcorpcommunity.com) where they may list their personal and company profiles and connect with thousands of other Servcorp members globally.
CALL TRANSFER OPTIONS: Servcorp will be in contact with Global Virtual Office Package, The Premium Virtual Office Package, The Virtual Office Package and Communications Package Members to confirm up to three contacts to whom calls can be transferred. Every additional contact will incur an additional monthly charge. Call charges will apply to all transferred calls. Mobile calls incur a higher rate. Check the setup of the telephone number and transfer options and notify the Virtual Office Manager of any changes. In the case of Unified Messaging email message delivery, the Member is responsible for browser and ISP security settings which enable or prevent delivery of voicemail packets. Changes to the communications services must be notified in writing.
INDEMNITY CLAUSE: The Member hereby agrees to indemnify Servcorp and its affiliates, contractors, agents and employees, to the fullest extent permitted by law from and against any and all costs, losses, damages, and/or claims (including, without limitation, reasonable attorney's fees, costs and disbursements together with any reasonable attorney's fees, costs and disbursements incurred by Servcorp in enforcing this indemnity) incurred or suffered by Servcorp or any of its affiliates, employees, contractors or agents in connection with or arising out of this Service Agreement or the use and provision of the services in connection therewith; provided, however, that Member shall not be liable for damage caused by Servcorp's willful misconduct or gross negligence. The Member acknowledges that Servcorp and its affiliates, employees, contractors and agents, with the exception of gross negligence or willful misconduct, shall accept no liability whatsoever with respect to the loss, damage, or alteration of data due to failure or defect of the hardware, software, internet, voicemail or communications system(s) that occurs during the Member's term of the Service Agreement. The Member guarantees that it will not use any Servcorp service for immoral or illegal purposes.
INVOICE: Detailed invoices are only available online at Servcorp Online®. Credit card processing of invoices shall occur on approximately the first business day of each month. Declined credit cards, nonsufficient funds from direct debit payments or dishonored checks will incur a service fee of $50. In the event that Member fails to pay for services within seven days of issuance of the invoice, Servcorp shall have the right to charge the Member a late fee of $50 which said late fee shall be due and payable on or before the issuance of the next invoice and which late fee shall be considered as an additional charge for services rendered. Should payment not be receipted by the 20th of any month for any reason, Servcorp, at their absolute discretion, may suspend or terminate all services. Any monies owing to Servcorp for more than 20 days will bear an administration fee at a rate of 5% on the overdue balance per month until payment. In the event of suspension or termination, a reactivation fee of $75 will apply to reinstate membership in addition to any monies owed to Servcorp. All bank fees will be paid by the Member. All payment queries after the 21st of the month may bear an administration fee.
STAFF: If the Member, or any business of which the ownership or control is directly or indirectly associated with the Member at any time during the term of Membership or within 12 months after termination of the membership employs any of the staff employed or who were employed by Servcorp or any business affiliated with Servcorp during the term of the membership then the Member shall pay to Servcorp by way of liquidated and ascertained damages an amount equal to 100% of the new annual wage or package of the employee which the parties agree is a genuine pre-estimate of the loss suffered by Servcorp. The applicability of liquidated and ascertained damages applies to all staff whether permanent, part-time or otherwise.
CALL VOLUME: Global Virtual Office Package, The Premium Virtual Office Package, The Virtual Office Package and Communications Package Members receive 15 incoming calls per day included in the service. Charges apply for higher incoming call volume.
CONSIGNMENT: The Member confers on Servcorp, or any party appointed by Servcorp, the right to purchase and store drinks, including liquor, in place of the Member.
DRESS CODE: When utilizing Servcorp locations businesslike dress standard applies at all times.

LOYALTY PROGRAM: Each month, the Member will accumulate points equal to 20% of their Servcorp Virtual Office® expenditure. The credit amount can be redeemed per the Servcorp Loyalty Program available at Servcorp Online®. A copy of the full terms and conditions for Servcorp Loyalty Program can be viewed at Servcorp Online.

MEMBERSHIP: Global Virtual Office Package primary location will be assigned in the city of the residing member, where a location in the member's local city is required. Any additional companies for which the Member uses Servcorp services of any kind for must be advised in advance. Membership is limited to the company name as stated on the Servcorp Agreement. The membership will automatically be upgraded should the Member utilize a service not included in the package.

LIABILITY: Neither the owners/members of Servcorp, nor any of its affiliates, partners, employees, contractors, directors or officers shall have any liability under or in connection with this Agreement. In no event shall Servcorp be liable to Member for any indirect, punitive, special, exemplary, incidental, consequential or other damages of any type or kind. Servcorp shall have no liability under this Agreement for any matter which is beyond its reasonable control, including, without limitation, any act or omission of any of Servcorp's or its affiliates' landlords. Servcorp's liability under this Agreement shall be limited to the amounts paid to Servcorp hereunder.

REFERRAL REWARDS: If the Member refers a friend or associate to Servcorp and that person becomes a new Member at any Servcorp location, the referring Member will then be eligible for a referral reward as viewed at Servcorp Online®.

TAXES: All prices quoted are exclusive to any government taxes where applicable and allowable by law.

IDENTIFICATION REQUIREMENT: It is a requirement for all packages to provide two forms of acceptable identification documentation ("the Documentation") of the primary contact under the company account. If Servcorp does not receive the Documentation from the member they have the right in their absolute discretion to terminate the membership.

GOVERNING LAW: The governing law of this Service Agreement will be the law of the State of New York without giving effect to principles of conflicts of laws. The parties hereto irrevocably elect, as the sole judicial forum for the adjudication of any matters arising under or in connection with this Service Agreement, and consent and submit to the exclusive jurisdiction of any federal or state court located in New York County, New York. The parties hereby irrevocably waive any claim that any such court is an inconvenient forum and consent to the service of process to the addresses for Servcorp and Member set forth on the first page of this Service Agreement.